                                                                   Exhibit 10.15


                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement") by and between Packard BioScience Company, a Delaware corporation with its principal office and place of business in Meriden, Connecticut (the "Company"), and Franklin R. Witney (the "Employee"), dated as of the 18th day of December, 2000.

      WHEREAS, the Company has determined that it is in the best interests of the Company to employ the Employee, and the Employee desires to be employed by the Company, as President and Chief Operating Officer of the Company, and President of Packard Instrument Company, Inc., a wholly-owned subsidiary of the Company.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Employment Period. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the date hereof and ending on the second anniversary of the date hereof (the "Employment Period"); provided, however, that commencing on the date one year after the date of this Employment Agreement (the "Initial Renewal Date"), and on the first day of each calendar month thereafter (each such date and the Initial Renewal Date shall be hereinafter referred to as a "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate thirteen calendar months after such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Employee that the Employment Period shall not be so extended. Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 4 of this Agreement.

      2. Position and Duties. (a) During the Employment Period, the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities


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shall be those which are reasonably assigned to him by the Chief Executive
Officer of the Company.

            (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full business time and to the duties and responsibilities assigned to the Employee under this Agreement. The Employee shall perform the duties and carry out the responsibilities assigned to him under this Agreement to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner. It shall not be considered a violation of the foregoing for the Employee to serve on corporate, civic or charitable boards or committees so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

      3. Compensation. (a) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary") at least equal to twelve times the monthly base salary paid or payable to the Employee immediately prior to the date hereof. During the Employment Period, the Annual Base Salary shall be reviewed for increase at least annually and shall be increased pursuant to each such review by a percentage no less than the percentage increase in the United States Consumer Price Index -- All Urban Consumers, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, for the calendar year immediately preceding such review. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. Following any increase in the Annual Base Salary, the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

            (b) Annual Bonus. In addition to the Annual Base Salary, the Employee shall be eligible to be awarded, for each fiscal year or portion of a fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus"), in accordance with the Company's annual incentive plans then in effect. Each Annual Bonus shall be paid in a single cash lump sum no later than 90 days after the end of the fiscal year or portion thereof for which the Annual Bonus is awarded, unless




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

the Employee elects in writing, before the beginning of the fiscal year for which the Annual Bonus is to be awarded, to defer receipt of the Annual Bonus.

            (c) Other Benefits. During the Employment Period: (i) the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company in accordance with the plans, practices, programs and policies of the Company in effect for the Employee as of the date hereof; and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, and key employee insurance) in accordance with the plans, practices, programs and policies of the Company set forth, from time to time, in the Company's Employee Manual.

            (d) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee's duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

            (e) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect from time to time.



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

            (f) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation annually in accordance with the plans, policies, programs and practices of the Company in effect from time to time.

            4. Termination of Employment. (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, for a period of 180 consecutive business days, to perform the Employee's essential duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee returns to full-time performance of the Employee's essential duties before the Disability Effective Date.

            (b) By the Company. (i) The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. "Cause" means: (i) the Employee's failure to perform the duties of his or her employment in any material respect after notice from the Company and failure to cure within ten (10) business days after delivery of such notice, (ii) malfeasance or gross negligence in the performance of Employee's duties of employment, (iii) the engaging by the Employee in activities that involve intentional misconduct, a knowing violation of law, fraud, misappropriation or deliberate dishonesty, (iv) the Employee's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his or her employment), (v) the Employee's material breach of any of the material provisions of Section 7 of this Agreement after notice from the Company specifying such breach and, if such breach is curable, the Employee fails to cure such breach within ten (10) business days after delivery of such notice, or (vi) any other act or omission by the Employee (other than an act or omission resulting from the exercise by the Employee of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its divisions or affiliated companies. For purposes of this Agreement, the term "affiliated companies" means all companies controlled by, controlling or under common control with the Company.

      (c) Good Reason. (i) The Employee may terminate employment for Good Reason or without Good Reason at any time. "Good Reason" as used herein means:

            A. any action by the Company that results in a significant diminution in the Employee's position or duties that is not remedied by the Company promptly after receipt of written notice thereof from the Employee;

            B. any material failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated and inadvertent failure that is not taken in bad faith, that is not remedied by the Company promptly after receipt of written notice thereof from the Employee;

            C. any termination of the Employee's employment by the Company for other than Cause, death or Disability; or

            D. any failure by the Company to comply with paragraph (c) of
Section 9 of this Agreement.

            (ii) A termination of employment by the Employee for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Employee relies. A termination of employment by the Employee for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

            (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.


            (e) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause or without Cause or by the Employee for Good Reason is effective, or the date that is ten
(10) days after the date on which the Employee gives the Company notice of a termination of employment without Good Reason, as the case may be.

            5.    Obligations of the Company upon Termination.

            (a) Other Than for Cause, Death or Disability; Good Reason. If, during the Employment Period, the Company terminates the Employee's employment, other than for Cause, Death or Disability, or the Employee terminates employment for Good Reason, the Company shall pay the amounts described in subparagraph (b) below to the Employee in a lump sum in cash within 30 days after the Date of Termination. The payments provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Employee's employment by the Company other than for Cause, Death or Disability or for the actions of the Company leading to a termination of the Employee's employment by the Employee for Good Reason, and shall be the sole and exclusive remedy therefor.

            (i)     The amounts to be paid in a lump sum as described above are:

                  a. The Employee's accrued but unpaid cash compensation (the
            "Accrued Obligations"), which shall equal the sum of (1) any portion of the Employee's Annual Base Salary through the Date of Termination that has not yet been paid, (2) an amount (the "Accrued Bonus Amount") equal to the product of (x) the target Annual Bonus for the year of termination (the "An-nual Bonus Amount") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Annual Bonuses and vacation pay;

                  b. Severance pay equal to the product of (x) the sum of (1)
            the Annual Base Salary and (2) the Annual Bonus Amount and (y) a fraction, the numerator of which is the greater of (A) number of days remaining from the Date of Termination until the end of the Employment Period and (B) 180 days, and the denominator of which is 365;

                  c. An amount equal to the aggregate amounts that the Company would have contributed on behalf of the Employee under the Thrift Savings Plan of the Company, if said plan shall be in effect, for two years after the Date of Termination (plus estimated earnings thereon) as if the Employee continued in the employ of the Company for such period and made contributions under said plan at a rate, as a percentage of salary, equal to the average rate at which the Employee had made contributions to said plan in the three (3) fiscal years of the Company preceding the Date of Termination;

                  d. To the extent that any form of compensation previously
            granted to the Employee, such as, by way of example only, restricted stock, stock options or performance share awards, shall not be fully vested or shall require additional service as an employee at the time of the termination of the Employee's employment with the Company, the Employee shall be credited


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

            with additional service through the period ending three years after the Date of Termination; and

                  e. For two years after the Date of Termination (but not beyond the time when Executive becomes eligible for comparable insurance coverage offered on comparable terms by any subsequent employer), the Employee shall also continue to participate in all life, health, disability and similar insurance plans and programs of the Company to the extent that such continued participation is possible under the general terms and provisions of such plans and programs, with the Company and the Employee paying the same portion of the cost of each such plan or program as existed at the time of the Employee's termination. In the event that the Employee's continued participation in any group plans and programs is not permitted, then in lieu thereof, the Company shall acquire, with the same cost sharing, individual insurance policies providing comparable coverage for the Employee; provided that the Company shall not be obligated to pay for any such individual coverage more than two times Company's cost of such group coverage; and provided further, if any such individual coverage is unavailable, then the Company shall pay to the Employee annually for two years following the Date of Termination an amount equal to the sum of the average annual contributions, payments, credits, or allocations made by the Company for such insurance on the Employee's behalf over the two (2) fiscal years of the Company preceding the Date of Termination, which amount shall be pro rated for any fraction of a year.

            (ii) The benefits to be continued as described above are benefits to the Employee and/or the Employee's family at least as favorable as those that would have been provided to them under clause (ii) of paragraph (c) of Section 3 of this Agreement if the

Employee's employment had continued until the second anniversary of the Date of Termination; provided, however, that during any period when the Employee is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this subparagraph may be made secondary to those provided under such other plan. For purposes of determining eligibility (but not the time of commencement of benefits) of the Employee for retiree benefits under this subparagraph, the Employee shall be deemed to have continued employment with the Company until the second anniversary of the Date of Termination.

            (b) Cause; Other than for Good Reason; Death, Disability. If the Employee's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Employee the Annual Base Salary through the Date of Termination, the amount of any accrued vacation pay and the amount of any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), in each case to the extent not yet paid and, other than as provided under Section 7(d) hereof, the Company shall have no further obligations under this Agreement. If the Employee voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations other than the Accrued Bonus Amount to the Employee in a lump sum in cash within 30 days after the Date of Termination and, other than as provided under Section 7(d) hereof, the Company shall have no further obligations under this Agreement.

            If the Employee's employment is terminated by reason of the Employee's death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of the Accrued Obligations.

            6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

            7. Confidential Information; Noncompetition. (a) The Employee understands that in the course of his employment by the Company, the Employee will receive confidential information concerning the business or purposes of the Company, and which the Company desires to protect. The Employee agrees that he will not at any time during or after the Employment Period reveal to anyone outside the Company or use for his own benefit any such information that has been designated as confidential by the Company or reasonably should be understood by the Employee to be confidential without specific written authorization by the Company. The Employee further agrees not to use any such confidential information or trade secrets in competing with the Company at any time during or after his employment by the Company.

            (b) The Employee agrees that the Employee will not, at any time during the Noncompetition Period (as defined below), without the prior written consent of the Chief Executive Officer of the Company, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any of its affiliated companies (except for such employment by the Company or any of its affiliated companies).


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

            (c) During the Noncompetition Period, the Employee shall not engage in or become associated with a Competitive Business, without the prior written consent of the Chief Executive Officer of the Company.


            For purposes of this Section 7:

                  (A) the "Noncompetition Period" means the period from the date hereof through the date that is (X) the date on which the Employee's employment hereunder is terminated (1) by the Employee for Good Reason or (2) by the Company without Cause, or (Y) if the Employee's employment is terminated by the Employee other than for Good Reason or by the Company for Cause, the date that is the later of (1) the second anniversary of the date of such termination, and (2) if such termination occurs during the initial two-year Employment Period (disregarding any extension), the second anniversary of the date hereof;

                  (B) a "Competitive Business" means any business identified as such by the Company from time to time prior to the termination of Employee's employment that competes in any business engaged in by the Company or any of its affiliated companies, or any other person or entity that (i) competes (or intends to compete, if the Employee has Knowledge of such intention) with the Company's or any of its affiliated companies' business as conducted on the date that the Employee's employment with the Company terminates, or (ii) manufactures or sells (or intends to manufacture or sell, if the Employee has Knowledge of such intention) products or services, that compete with products or services manufactured or sold, or contemplated by existing research and development to be manufactured or sold, by the Company or any of its affiliated companies, as of the date the Employee's employment with the Company terminates, in any geographic area in which the Company then conducts business; and

                  (C) the Employee shall be considered to have become
            "associated with a Competitive Business" if the Employee becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, consultant, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Business. Notwithstanding the foregoing, the Employee may make and retain investments during the Noncompetition Period in less than five (5) percent of the equity of any entity engaged in a Competitive Business, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market. As used in this
            Section 7(c), Knowledge means the Employee is aware or should be aware of such fact.

            (d) In consideration for the Employee's agreement to be bound by the noncompetition convenant of Section 7(c) above, the Company shall pay to the Employee an aggregate amount equal to one-half of the sum of (1) the Annual Base Salary and (2) the Annual Bonus Amount (together, the "Noncompetition Consideration") in cash, in equal monthly installments (the "Installments") during the portion of the Noncompetition Period, if any, following the date on which the Employee's employment with the Company terminates; provided, that if the Employee breaches the noncompetition convenant of Section 7(c) above, then the Company shall have no further obligation to pay any unpaid Installment, and the Employee shall be required to return to the Company all Installments that had previously been paid, together with interest thereon at the applicable federal rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, from the date the Installment was paid to the Employee through the date the Employee repays it to the Company. No Noncompetition Consideration shall be payable to the Employee if the Employee's employment terminates by reason of death or Disability. The Noncompetition Consideration, if any, shall be in addition to, and not in lieu of, any amounts otherwise payable to the Employee under this Agreement.

            (e) All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Employee, whether alone or jointly with others, from the date of the Employee's initial employment by the Company and continuing until the end of the Employment Period and any subsequent period when the Employee is employed by the Company or its affiliated companies, relating or pertaining in any way to the Employee's employment with or the business of the Company or any of its affiliated companies, shall be promptly disclosed in writing to the Board of Directors of the Company and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Employee agrees to execute any assignments to the Company or its nominee, of the Employee's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Employee further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, provided that all necessary expenses thereof shall be paid by the Company.


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

            (f) The Employee acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company and its affiliated companies are engaged and because of the nature of the confidential information to which the Employee has access, it would be impractical and excessively difficult to determine the actual damages of the Company and its affiliated companies in the event the Employee breached any of the covenants of this Section 7; and (iii) remedies at law (such as monetary damages) for any breach of the Employee's obligations under this Section 7 would be inadequate. The Employee therefore agrees and consents that if the Employee commits any breach of a covenant under this
Section 7 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, the Employee and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Agreement are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

            8. Arbitration. (a) Claims Subject to Arbitration. The Company and the Employee mutually consent to the resolution by arbitration in Hartford, Connecticut of all claims or controversies, whether or not arising out of Employee's employment (or its termination), that the Company may have against the Employee or that the Employee may have against the Company or against its officers, directors, shareholders, employees or agents in their capacity as such. Any such arbitration shall be conducted in accordance with the



                                       14
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employment dispute resolution rules and procedures of the American Arbitration
Association. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the subparagraph (b) below.

            (b) Claims Not Subject to Arbitration. Claims the Employee may have for workers' compensation or unemployment compensation benefits are not covered under this Section 8. Also not covered are claims by the Company for injunctive and/or other equitable relief for breach of the Employee's covenant not to compete, for unfair competition or for the use or unauthorized disclosure of trade secrets or confidential information, as to which the Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction, without any obligation on the part of the Company to submit any related issue to arbitration before seeking such relief.

     9. Successors. (a) This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

            10. Miscellaneous. (a) Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without reference to principles of conflict of laws. Subject to the provisions of Section 8 of this Agreement, the courts of record of the State of Connecticut or the Courts of the United States located in the State of Connecticut shall have exclusive jurisdiction over any suit, action or other proceeding arising out of this Agreement and, in the event that it is brought, any such suit, action or other proceeding arising out of this Agreement shall be filed in the Hartford Superior Court of the State of Connecticut or the United States District Court in Hartford, Connecticut. The parties hereto hereby irrevocably consent to the jurisdiction of each such court in any such suit, action or proceeding.

            (b) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:
            ------------------
            Franklin R. Witney
            8 Dogwood Court
            Woodbridge, Connecticut 06525

            If to the Company:
            -----------------



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

            Packard BioScience Company
            800 Research Parkway
            Meriden, Connecticut 06450
            Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

            (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

            (d) Amendment. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (e) Withholding of Taxes. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

            (f) Waiver. The Employee's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

            (g) Entire Agreement. The Employee and the Company acknowledge that this Agreement constitutes the entire understanding between the parties hereto, and supersedes any prior understandings and agreements, whether oral or written, concerning the subject matter hereof.

            (h) Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and the Company has caused this Agreement to be executed by its duly authorized representative, all as of the day and year first above written.

                               /s/ Franklin R. Witney
                               -------------------------------------------
                               Franklin R. Witney


                               PACKARD BIOSCIENCE COMPANY


                               By: /s/ Ben D. Kaplan
                                   --------------------------------------
                                   Name:  Ben D. Kaplan
                                   Title: Vice President and Chief
                                             Financial Officer









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